                                                                    EXHIBIT 3.42

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

     LON  E. BELL and JAMES C. DIGGS hereby certify that:

1.   They are the president and the assistant secretary, respectively, of
     TECHNAR INCORPORATED, a California Corporation.

2.   The First Article of the articles of incorporation of this corporation is amended to read as follows:

          The  name of the Corporation is TRW TECHNAR INC.

3.   The foregoing amendment of the articles of incorporation has been duly approved by the board of directors.

4.   The foregoing amendment of the articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section
     902 of the Corporations Code. The total number of outstanding shares of the corporation is 54,842. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than fifty percent (50%).

We further declare under penalty of perjury under the laws of the State of
California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  January 6, 1987

                                                     /s/ Lon E. Bell
                                                    ----------------------------
                                                          Lon E. Bell, President

                                                     /s/ James C. Diggs
                                                    ----------------------------
                                                          James C. Diggs
                                                          Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

     LON BELL and HESTER L. BELL certify:

     1. That they are the President and the Secretary, respectively, of TECHNAR
INCORPORATED, a California corporation.

     2. That at a meeting of the Board of Directors of said corporation, duly held at Pasadena, California on June 18, 1971, the following resolutions were adopted:

     A. Resolved that Article SECOND, subparagraphs (a) and (b) of the Articles of Incorporation of this corporation be amended to read as follows:

          (a) Primarily to engage in the specific business of conducting research and development on the rolamite principle.

          (b) To engage generally in the business of research, development and manufacture of mechanical and electro mechanical devices.

     B. Resolved that Article FOURTH of the Articles of Incorporation of this corporation be amended to read in full as follows:

     FOURTH: This corporation is authorized to issue 10,000,000 shares of its common stock, of the par value of one cent each in an aggregate par value of one hundred thousand dollars. Upon the amendment of this Article to read as hereinabove set forth, each outstanding share of a par value of ten cents is split up and converted into 10 shares with a par value of one cent each. No distinction shall exist between the shares of the corporation and the holders thereof.

                                                                               2

     C. RESOLVED that Article FIFTH of the Articles of Incorporation of this corporation be amended to read in full as follows:

     FIFTH: The designation, preference, privileges, restrictions and voting powers granted to or imposed upon the common stock and upon the holders thereof are as follows:

          (a) The holders of common shares shall be entitled to receive in any fiscal year out of the funds of the corporation legally available for the declaration of dividends, non-cumulative dividends when and as declared by the
Board of Directors.

     3. That the shareholders have adopted the aforesaid amendments by written consent. That the wording of the amended Articles, as set forth in the shareholders written consent, is the same as that set forth in the Directors'
resolutions set forth in paragraph 2 above.

     4. That the number of shares represented by written consent is 5,000. That the total number of shares entitled to vote on or consent to the amendment is
5,000.

DATED: June 18, 1971

                                                     /s/ Lon Bell
                                                     ---------------------------
                                                     Lon Bell, President

                                                     /s/ Hester L. Bell
                                                     ---------------------------
                                                     Hester L. Bell, Secretary

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct.
0
     Executed at Pasadena, California on June 18, 1971.

                                                     /s/ Lon Bell
                                                     ---------------------------
                                                     Lon Bell

                                                     /s/ Hester L. Bell
                                                     ---------------------------
                                                     Hester L. Bell

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

     LON BELL and HESTER L. BELL certify:

     1. That they are the President and the Secretary, respectively, of TECHNAR
INCORPORATED, a California corporation.

     2. That at a meeting of the Board of Directors of said corporation, duly held at Pasadena, California, on July 2, 1969, the following resolution was adopted:

          "RESOLVED that Article SIXTH of the Articles of Incorporation of this corporation be amended to read as follows:

               SIXTH: Any approval of or consent to actions of the directors of this corporation required by the laws of the State of California to be made by the shareholders of this corporation shall require the vote or written consent of the holders of a majority of the outstanding shares of the corporation except that amendments to the Articles of
          Incorporation may be approved as provided in Article 2, Chapter 1,
          Part 8, Division 1, Title 1 of the Corporations Code and except that directors shall be elected and removed as provided by the Corporations
          Code."

     3. That the number of shares which have consented in writing to the adoption of said amendment is Four Thousand Seven Hundred (4,700) shares, and the form of the written consent is as follows:

     The undersigned, being a majority of the shareholders of TECHNAR
INCORPORATED, hereby consents that Article SIXTH of the Articles of
Incorporation of said corporation be amended to read as follows:

               "SIXTH: Any approval of or consent to actions of the directors of this corporation required by the laws of the State of California to be made by the shareholders of this corporation shall require the vote or written consent of the holders of a majority of the outstanding shares of the corporation except that amendments to the Articles of
          Incorporation may be approved as provided in

                                                                               2

          Article 2, Chapter 1, Part 8, Division 1, Title 1 of the Corporations
          Code and except that directors shall be elected and removed as provided by the Corporations Code."

     4. That the total number of shares entitled to vote on or consent to said amendment is 4,700.

                                                     /s/ Lon Bell
                                                     ---------------------------
                                                     Lon Bell, President

                                                     /s/ Hester L. Bell
                                                     ---------------------------
                                                     Hester L. Bell, Secretary

     Each of the undersigned declares, under penalty of perjury, that the matters set forth in the foregoing certificate are true and correct.

     Executed at Pasadena, California, on July 2, 1969.

                                                     /s/ Lon Bell
                                                     ---------------------------
                                                     Lon Bell

                                                     /s/ Hester L. Bell
                                                     ---------------------------
                                                     Hester L. Bell

                            ARTICLES OF INCORPORATION

                                       OF

                              TECHNAR INCORPORATED

     FIRST: The name of the Corporation is TECHNAR INCORPORATED.

     SECOND: The corporation's purposes are:

          (a) Primarily to engage in the specific business of conducting research and development of a unique energy conversion device to directly convert thermal energy to electrical energy.

          (b) To engage generally in the business of research, development and manufacture of energy conversion devices.

          (c) To engage in any business related or unrelated to those described in clauses (a) and (b) of this Article Second and from time to time authorized or approved by the board of directors of this corporation.

          (d) To act as partner or joint venturer or in any other legal capacity in any transaction.

          (e) To do business anywhere in the world; and

          (f) To have and exercise all rights and powers from time to time granted to a corporation by law.

     The above purpose clauses shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers of the corporation.

THIRD: The county in the State of California where the principal office for the transaction of the business of the corporation is located is the County of Los
Angeles.

                                                                               2

     FOURTH: The total number of shares of stock which this corporation shall have authority to issue shall be One Million shares; all of said shares to be common stock of the par value of Ten Cents each, in an aggregate par value of
One Hundred Thousand Dollars. No distinction shall exist between the shares of the corporation or the holders thereof.

     FIFTH: The designation, preference, privileges, restrictions and voting powers granted to or imposed upon the common stock and upon the holders thereof are as follows:

          (a) The holders of common shares shall be entitled to receive in any fiscal year out of the funds of the corporation legally available for the declaration of dividends, non-cumulative dividends when and as declared by the board of directors.

          (b) In the event of any proposed sale of the authorized but unissued stock of the corporation, the holders of the stock of the corporation at that time outstanding shall have the exclusive right to purchase, or subscribe for pro rata, any such stock so to be issued. Said exclusive right shall extend for a period of not less than thirty days from the date of notice to said shareholders of the proposed sale.

     SIXTH: Any approval of or consent to actions of the directors of this corporation required by the laws of the State of California to be made by the shareholders of this corporation shall require the vote or written consent of the holders of nine-tenths of the outstanding shares of the corporation except that amendments to the Articles of Incorporation may be approved as provided in
Article 2, Chapter 1, Part 8, Division 1, Title 1 of the Corporations Code and
except that directors shall be elected and removed as provided by the
Corporations Code.

     SEVENTH: (a) The number of directors of the corporation shall be four.

                                                                               3

     (b) The names and addresses of the persons who are appointed to act as the first directors are as follows:

     1. Sterge Demetriades, Pasadena, California.

     2. Lon Bell, Pasadena, California.

     3. Jim Geddis, Pasadena, California.

     4. Dick Ziemer, Altadena, California.

          (c) The number of directors may be changed from time to time by a
By-Law fixing or changing the number, duly adopted by the shareholders.

     EIGHTH: Subject to the right of shareholders to adopt, amend, or repeal
By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors.

     NINTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned and above named incorporators and first directors of this corporation have executed these Articles of Incorporation on
June 3rd, 1961.

                                                     /s/ Sterge Demetriades
                                                     ----------------------
                                                     Sterge Demetriades

                                                     /s/ Lon Bell
                                                     ----------------------
                                                     Lon Bell

                                                     /s/ Jim Geddis
                                                     ----------------------
                                                     Jim Geddis

                                                     /s/ Dick Zeimer
                                                     ----------------------
                                                     Dick Zeimer

                                                                               4

Subscribed and sworn to before me
this 3rd day of June, 1961
Ruby B. MacDonald, Notary Public,
In and for the County of Los Angeles, State of California
My commission expires August 18, 1962

STATE OF CALIFORNIA                 )
                                            )  ss.
COUNTY OF LOS ANGELES      )

     On Third day of June, 1961, before me, a Notary Public in and for said county and state, personally appeared, Sterge Demetriades, Lon Bell, Jim Geddis and Dick Ziemer, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation and acknowledged that they executed the same.

     WITNESS my hand and official seal.

                                         /s/ Ruby B. MacDonald
                                         --------------------------------------
                                         Notary Public in and for said
                                         County and State

                                         My commission Expires August 18, 1962